UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

PACIFIC MERCANTILE BANCORP

(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 438-2500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On May 16, 2013, Pacific Mercantile Bancorp (the “Company”) granted Raymond E. Dellerba, its former President and Chief Executive Officer and its current Vice Chairman, an option under the 2010 Equity Incentive Plan (the “2010 Plan”) to purchase up to 125,000 shares of common stock at an exercise price of $6.38 per share, which was equal to the closing price per share of the Company’s common stock, as reported on the NASDAQ Global Select Market on May 16, 2013. These options will vest in equal quarterly installments of 15,625 shares per installment, with the first installment vesting on August 16, 2013 and an additional installment vesting every three months thereafter, except that the last installment of 15,625 shares will vest on April 16, 2015. The vesting of each installment is subject to Mr. Dellerba’s continued employment or service with the Company or its wholly owned subsidiary, Pacific Mercantile Bank, through the corresponding vesting date.

In addition, as previously reported, Mr. Dellerba was granted stock options under the 2010 Plan to purchase (i) up to 50,000 shares of common stock, in January 2012, at an exercise price of $3.74 per share and (ii) up to 275,000 shares of common stock, in April 2012, at an exercise price of $5.34 per share, in accordance with his prior employment agreement dated January 1, 2006, which was superseded by a new employment agreement dated April 17, 2013. The 2010 Plan limits the number of shares subject to performance-based equity awards that may be granted to any single participant in any fiscal year to 200,000 shares. Consequently, of the options granted to Mr. Dellerba in April 2012, options to purchase 125,000 shares exceeded that limit. The options in excess of that annual limit that had been granted to Mr. Dellerba have been rescinded and cancelled.

Item 8.01	Other Events.

On May 17, 2013, the Company announced that the previously noticed 2013 Annual Meeting of Shareholders of the Company has been postponed from May 22, 2013 to June 5, 2013. A copy of the press release issued by the Company announcing the postponement is attached as Exhibit 99.1 to this Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release, dated May 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2013

PACIFIC MERCANTILE BANCORP

By:	/s/ NANCY A. GRAY
Nancy A. Gray,
Senior Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release, dated May 17, 2013.